Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Exhibit 10.5

English Convenience Translation

-Original Agreement has been executed in Mandarin Chinese-

Contract No.: [***]

Working Capital Loan Contract

(Version 2020)

Important Notice: This Contract is entered into by the Parties in accordance with laws based on equality and free will, and the terms and conditions of this Contract fully reflect the genuine intention of the Parties hereto. In order to protect legal rights and interests of the Borrower, the Lender hereby draws the Borrower's special attention to the terms and conditions of this Contract in relation to each Party's rights and obligations, in particular those in bold.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Lender: Industrial and Commercial Bank of China, China (Shanghai) Pilot Free Trade Zone Lingang Special Area Branch

Person-in-charge: Zhan Sheng    Contact Person:  Ouyang Jing

Domicile (Address): [***]

Post Code: [***]

Telephone:  [***]         Fax: /      Email: [***]

Borrower:  Tesla (Shanghai) Co., Ltd.

Legal Representative:  Zhu Xiaotong      Contact Person: Xian Yu

Domicile (Address): [***]

[***]Post Code: [***]

Telephone: [***]Fax:  /     Email:  [***]

[The Borrower must insert the above information accurately and completely for the timely service of subsequent notices and legal process.]

Upon equal negotiations and mutual agreement, the Lender and the Borrower enter into this Contract in relation to the provision of relevant loan by the Lender to the Borrower.

Part I General Provisions

Clause 1 Purposes

The loans hereunder shall be used for the following purposes. Without written consent of the Lender, the Borrower may not use the loans for any purpose other than those listed below. The Lender may supervise the use of the loan.

The loans hereunder shall be applied to finance:

1. costs and expenses during the production process, including the purchase of raw materials related to the production of vehicles and parts;

2. operating expenses for the production process, including but not limited to the daily operation, wages, taxes, service fees and consulting fees;

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

3. repayment of any intercompany loan (which has already been used) between affiliated companies (including but not limited to the amount borrowed or to be borrowed by the Borrower from its affiliated company), provided that such intercompany loan shall be used for the above purposes and the interest rate of such intercompany loan shall be in compliance with PRC laws; and

4. repayment of any outstanding amount under any trade finance facility.

Clause 2 Facility Amount and Loan Period

2.1 The currency of the loans under this Contract shall be RMB or USD, and the facility amount thereof shall be RMB4,000,000,000.00 (IN WORDS: RMB four billion) (or the equivalent amount drawn in USD) (if there is any inconsistency between the amount in figures and the amount in words, the amount in words shall prevail), whether the loan is drawn in RMB or USD shall be determined according to the Borrower’s actual needs.

2.2 The loan period under this Contract shall be 1 year commencing from the first drawdown date hereunder. The final maturity date shall be the date falling one (1) year from the first drawdown date.

2.3 With respect to each loan, the drawdown date shall be the date on which the loan is paid to the loan account, and the maturity date shall be the repayment date set forth in the corresponding drawdown notice; the repayment date of each loan shall be no later than the final maturity date.

Clause 3 Interest Rate, Interest and Fees

3.1 Interest Rate for Loans Drawn in RMB

The rate of interest accrued on each loan drawn in RMB shall be fixed interest rate, which shall be the 1-year (1-year/above-5-year) loan prime rate (LPR) published by the National Interbank Funding Center on 20 April 2020 minus (plus/minus) 35 basis point(s) (“BP”, one basis point equals 0.01%, similarly hereinafter), i.e. 3.5%/year (tax included (for the avoidance of doubt, excluding foreign taxes, similarly hereinafter)).

3.2 Interest Rate for Loans Drawn in Foreign Currency

The rate of interest accrued on each loan drawn in foreign currency shall be fixed interest rate , which shall be the USD Benchmark Rate plus 80 BPs (tax included). (The USD Benchmark Rate means, on the two (2) London business days prior to a relevant drawdown date, the one year London Interbank Offered Rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for USD quoted at 11:00 a.m. (London time) displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Thomson Reuters.) If the USD Benchmark Rate is no longer announced, the Borrower and the Lender shall endeavor to establish an alternate rate of interest to such USD Benchmark Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for the facility in the PRC in USD at such time, and shall enter into an amendment to this Contract to reflect such alternate rate of interest (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Contract.

3.3 Interest on any amounts outstanding hereunder shall accrue from day to day and be computed on the basis of a 360-day year and the actual number of days elapsed. The Borrower shall repay all outstanding amounts on the final maturity date.

3.4 The default interest for overdue amounts shall accrue on the overdue sum, from its due date up to the date of full payment, at 130% of the interest rate; the default interest for misappropriation shall accrue on the misappropriated amount, from the date of misappropriation until the date such misappropriation is remedied, including by using such misappropriated funds for a purpose set forth in this Contract or repayment by Borrower of such misappropriated funds, at 150% of the interest rate. If a loan is both overdue and misappropriated, the default interest rate accrued thereon shall be the higher of two.

Clause 4 Drawdown

The Borrower may (based on its actual needs) draw one or more advances under the facility before the final maturity date. There is no limitation to the number of drawdowns, but the total outstanding amount shall not exceed the facility amount described in Clause 2.1 above.

Clause 5 Repayment

The Borrower may repay any and all outstanding advances prior to the final maturity date, and the Borrower shall repay all outstanding advances on the final maturity date.

Clause 6 Special Provisions in Relation to Revolving Loan

The loans hereunder may be drawn on a revolving basis. The facility amount as set out in Clause 2 above is the limit of the revolving loan, and the term of the revolving loan shall commence on the effective date of this Contract and end on the final maturity date.

Clause 7 Financial Covenants (optional clause: this Clause is Not Applicable (Applicable/Not Applicable))

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Clause 8 Dispute Resolution

Disputes arising out of or in connection with this Contract shall be submitted to the China International Economic and Trade Arbitration Commission, Shanghai Sub-Commission for arbitration, which shall be conducted in accordance with the arbitration rules in force at the time of the application for arbitration, and the number of arbitrators is three (3). In respect of the dispute between the Lender and the Borrower arising out of or in connection with this Contract, the Lender and the Borrower, each as a party, shall appoint one arbitrator respectively, and the third arbitrator shall be jointly appointed by the Lender and the Borrower or appointed by the Chairman with joint authorisation granted by the Lender and the Borrower. The arbitral award shall be final and binding on the Parties.

Clause 9 Miscellaneous

9.1 This Contract is executed in two originals. The Lender and the Borrower shall each keep one original, and each original shall have the same legal effect.

9.2 The following schedules and other schedules as confirmed by both Parties shall constitute an integral part of this Contract and have equal legal effect as this Contract:

Schedule 1:Form of Drawdown Notice

Schedule 2:Entrusted Payment Agreement

Schedule 3:Form of Transfer Certificate

Clause 10 Other Matters Agreed by the Parties

10.1 Stamp Duties and Fees

(1) Stamp duties

All stamp duties in respect of this Contract shall be borne by the Borrower and the Lender respectively pursuant to the laws and regulations.

(2) Costs and expenses

Any costs and expenses (including legal fees, appraiser fees, etc.) incurred in relation to the execution of this Contract and the facility hereunder (including but not limited to the expenses incurred in relation to the preparation, negotiation, printing and enforcement of this facility) shall be borne by each Party respectively.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Part II Specific Provisions

Clause 1 Interest Rate and Interest

1.1 The benchmark interest rate for loans drawn in foreign currency shall be determined in accordance with Clause 3.2 of Part I of this Contract.

1.2 The interest rate accrued on each loan under this Contract shall be a fixed interest rate, fixed at the time of the advance of such loan.

1.3 The Borrower shall repay interest accrued on each loan together with the principal.

1.4 Interest shall accrue on each advance commencing on the date on which such advance is paid to the loan account.

Clause 2 Drawdown and Payments

2.1 Making Advances

The Lender making an advance pursuant to Clause 2.6 (Conditions Precedent to Each Drawdown) under Part II of this Contract shall pay the advance denominated in RMB or USD under the facility to the loan account no later than 11:00 a.m. (Beijing time) of the proposed drawdown date specified in the drawdown notice in respect of that advance .

2.2 Payment of Loan

(1) If any single payment amount exceeds RMB 10,000,000 (IN WORDS: RMB ten million) or its equivalent in USD, payment by the Lender upon entrustment shall be applicable. Entrusted payment by the Lender refers to the Lender paying out each advance to the loan account on each drawdown date in accordance with the Borrower’s drawdown notice and entrustment of payment, and transferring the relevant advance to the accounts of the Borrower’s counterparty on the same day.

In the event of payment by the Lender upon entrustment, the Borrower shall submit the agreements related to the entrusted payment or documents evidencing the loan usage to the Lender before each advance is made, and the Borrower and the Lender shall enter into an entrusted payment agreement substantially in the form and substance set out in Schedule 2 (Entrusted Payment Agreement) hereof.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

(2) In addition to the circumstances stipulated in the first paragraph above, the Borrower may choose to make payment by either independent payment or entrusted payment at its own discretion. Independent payment by the Borrower means that the Lender pays out the advances to the loan account in accordance with the Borrower’s drawdown notice and the Borrower independently pays out to the Borrower’s counterparties in satisfaction of the usage purposes stipulated herein. The Borrower shall present the relevant payment list evidencing the payment status of each advance on a quarterly basis to the Lender.

(3) If the Borrower has met the conditions precedent to the first drawdown and the conditions precedent to each drawdown under Part II of this Contract, the Lender is obliged to make the advance on the proposed drawdown date.

2.3 Payment by the Borrower

The Borrower shall pay any amount payable under this Contract on its due date no later than 11:00 a.m. (Beijing Time) to the account designated by the Lender at the effective date of this Contract.

2.4 Drawdown Notice

(1) The Borrower may (based on its actual needs) draw one or more advances under the facility before the final maturity date in accordance with the provisions hereof. There is no limitation on the number of drawdowns, but the total outstanding advances shall not exceed the facility amount described in Clause 2.1 under Part I of this Contract.

(2) In connection with a request for an advance, the Borrower shall deliver a drawdown notice to the Lender no later than three (3) business days prior to the proposed drawdown date specified in the drawdown notice.

(3) Each drawdown notice shall satisfy the following requirements: (1) it shall be substantially in the form and substance set out in Schedule 1 (Form of Drawdown Notice) hereof; (2) it shall be executed by the authorized signatory of the Borrower (including through handwritten signing or affixing chop of legal representative or affixing signature chop) or by stamping the Borrower’s official seal; (3) the proposed drawdown date specified in the drawdown notice shall be a business day; (4) the proposed drawdown amount shall not exceed the facility amount available as of the date of such drawdown notice.

2.5 Conditions Precedent to the First Drawdown

Before the first drawdown, the Borrower shall provide the Lender with the following documents or complete the following matters to the satisfaction of the Lender, and the Lender shall not unreasonably refuse or delay to confirm the satisfaction of each following conditions precedent:

(1) this original copy of the executed version of this Contract;

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

(2) photocopies (stamped with the Borrower’s official seal) of the latest business license, the latest articles of association, and the original copy of the board resolutions of the Borrower;

(3) the loan account has been opened;

(4) the Shanghai foreign investment project filing certificate stamped with the Borrower’s seal relating to the project obtained by the Borrower (the Project Shanghai Code: 310115MA1H9YGWX20195E2101001);

(5) a photocopy of the evidence that the Borrower has obtained the environment impact assessment filling certificate in relation to the project, stamped with the Borrower’s official seal;

(6) a photocopy of the production permit stamped with the Borrower’s official seal; and

(7) if the advance will be in the form of an entrusted payment, submitting a scanned copy of the relevant agreement or proof of use of the entrusted payment or photocopies of such evidence stamped with the Borrower’s official seal.

2.6 Conditions Precedent to Each Drawdown

The Lender shall confirm that each of the condition precedents set out below have been satisfied (such conditions precedent shall be satisfactory to the Lender provided that such satisfaction shall not be unreasonably withheld or delayed), or the Lender has otherwise waived the condition.

(1) The Lender has received a drawdown notice issued by the Borrower in accordance with the provisions hereof .

(2) On the proposed drawdown date specified in the drawdown notice, each representation of fact made by the Borrower in Clause 7 under Part II of this Contract is true and correct in all material respects with the same effect as though such representation of fact had been made on such drawdown date, it being understood and agreed that any representation of fact which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date.

(3) On the proposed drawdown date specified in the drawdown notice, no event of default by the Borrower has occurred and is continuing.

(4) The Borrower has provided the scanned copies of the Environment Influence Assessment Filing Certificate or photocopies of such certificate stamped with the Borrower’s official seal.

(5) If the advance will be in the form of an entrustment payment pursuant to Clause 2.2 under Part II of this Contract, the scanned copies of relevant supporting agreements or documents evidencing the loan purpose or photocopies of such evidence stamped with the Borrower’s official seal are provided where entrusted payment applies, except where such materials have already been provided.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Clause 3 Repayment and Prepayment

3.1 The Borrower may repay any and all outstanding advances prior to the final maturity date, and the Borrower shall repay all outstanding advances on the final maturity date.

3.2 The Borrower shall notify the Lender in writing (the “Prepayment Notice”) no later than three (3) business days prior to the proposed prepayment date. The Borrower shall not pay any penalties or any fees regarding any such prepayment, provided that prepayment of the principal amount shall be made together with the interest accrued on such prepaid principal through the applicable prepayment date. Any repayment amount made prior to the final maturity date could be borrowed again. The amount of each prepayment by the Borrower shall not be less than RMB 10 million, but the foregoing shall not apply if the Borrower prepays all outstanding advances in full. Amounts prepaid shall offset the principal of the outstanding advances in the reverse order.

Clause 4 Revolving Loan

The facility hereunder may be used on a revolving basis, provided that the aggregate amount of the outstanding advances at any time within the loan period shall not exceed the facility amount.

Clause 5 Security (Not Applicable)

Clause 6 Account Management

6.1 The Borrower shall designate its account opened with the Lender (account number: 1001727329300012609) as the collection account, which will be used to collect sales revenue or funds to be used to repay the loan.

6.2 The Lender may monitor the collection account, including but not limited to monitoring and supervising income and expenditure of such account, for which the Borrower shall give assistance.

Clause 7 Representations and Warranties

The Borrower makes the following representations to the Lender on the effective date hereof and on each drawdown date (except for Clause 7.8 (No Material Default) and Clause 7.9 (No Material Litigation and Arbitration) which shall only be given on the effective date hereof) with reference to the facts and circumstances then subsisting:

7.1 Legal Status

The Borrower is a company duly incorporated and validly existing under the laws and regulations of the PRC.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

7.2 Power

The Borrower has necessary capacity for civil conduct and capacity for civil rights to own its assets, to carry out its operations and to enter into and perform this Contract.

7.3 Authorization

All necessary internal authorizations for the Borrower to enter into and perform this Contract have been duly obtained, and this Contract has been duly executed by the authorized signatory of the Borrower.

7.4 Legality

Subject to the Legal Restraint, the obligations to be assumed by the Borrower under this Contract constitute the legal, valid and binding obligations of the Borrower.

“Legal Restraint” means (1) the principle that fair compensation may be granted or denied in accordance with the discretion of the court; (2) in relation to bankruptcy, reorganization and other legal events that may generally affect creditors, the laws that enforce the performance of priority obligations; (3) statutory limitation period of legal restrictions; (4) defense for set-off and counterclaims; and (5) any other restriction or reservation under any other generally applicable law set out in the legal opinion, if any, delivered to the Lender under this Contract.

7.5 Breach of Other Documents

The entering into and performance by the Borrower of this Contract do not and will not violate (a) its articles of association, and/or (b) any applicable laws of the PRC.

7.6 Liquidation and Bankruptcy Events

The Borrower has not entered into any liquidation process, nor is there any bankruptcy event.

7.7 Information

All written documents provided by the Borrower are true and valid in all material aspects as of the date of delivery of the same.

7.8 No Material Default

To the Borrower’s knowledge, as of the effective date hereof, there is no material default of the Borrower under any agreement to which it is a party (material is defined as RMB500,000,000 (or its equivalent in other currency)).

7.9 No Material Litigation and Arbitration

To the Borrower’s knowledge, as of the effective date hereof, there is no litigation or arbitration of the Borrower that will produce any Material Adverse Effect (other than those of a frivolous or vexatious nature which the Borrower is contesting in good faith).

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

“Material Adverse Effect” means, in the reasonable opinion of the Lender, a material adverse effect on: (i) the ability of the Borrower to perform its payment obligations thereunder, or (ii) the legality, validity or enforceability of this Agreement.

Clause 8 Covenants by the Borrower

The Borrower undertakes with the Lender as follows:

8.1 Compliance with Law

The Borrower shall ensure that any laws, regulations and rules relevant to its business and operation will be complied with in all material respects.

8.2 Supply of Information

The Borrower shall, within one hundred and eighty (180) days after the end of each financial year or such longer period as consented by the Lender (and the Lender shall not unreasonably reject or delay to give such consent), provide the Lender with its audited financial statements (financial year means a period commencing from and including January 1st and ending on and including December 31st of each calendar year).

The Borrower shall, within ninety (90) days after the end of each semi-financial year or such longer period as consented by the Lender (and the Lender shall not unreasonably reject or delay to give such consent), provide the Lender with its unaudited financial statements in respect of that semi-financial year.

8.3 Reduction of Registered Capital

There can be no reduction of the registered capital of the Borrower during the loan period without the prior consent of the Lender.

8.4 Negative Pledge

The Borrower shall not create any security interests over any of its inventory or account receivable, except for:

1. any lien arising in the ordinary course of trading, any statutory priority and other security interests arising by operation of laws and regulations,

2. security interests arising in the ordinary course of the business of the Borrower (including but not limited to any priority over goods, materials or equipment (acquired in an arm’s length transaction) incurred or constituted by any title retention arrangement in the terms and conditions set out by the supplier or seller in relevant agreements),

3. security interests created according to this Contract , or

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

4. security interests created with the consent of the Lender (such consent shall not be unreasonably withheld or delayed by the Lender).

8.5 Material Default Notification

The Borrower shall notify the Lender of material default under any liability of the Borrower to any third party (material is defined as exceeding the greater of (i) RMB750,000,000 (or its equivalent in other currency) or (ii) 20% of the Borrower’s net assets).

“Net Assets” means at any time of determination thereof, the owner’s equity of the Borrower as set forth in the most recent financial statements of the Borrower deliverable to the Lender pursuant to this Contract.

Clause 9 Undertakings of the Lender

9.1 The Lender shall make advances to the Borrower in accordance with this Contract.

9.2 Confidentiality Obligations of the Lender

The Lender agrees that it will not, and shall procure that its senior managers, directors, employees, affiliates, advisors and agents (the Lender may only disclose relevant information to the said persons when necessary) will not disclose, announce or otherwise publish to any third party any information including but not limited to provisions of this Contract, this loan, the Borrower and its shareholders. The Lender shall especially abide by the followings:

1. The Lender shall ensure that its senior managers, directors, employees, affiliates, advisors and agents will not disclose, announce or otherwise publish (including but not limited to publishing in any social media (including microblog and Wechat)) to any third party any information relating to the transactions contemplated hereunder, and the price information herein shall not be disclosed or otherwise used by the foresaid person.

2. The Lender will not, and shall ensure that its senior managers, directors, employees, affiliates, advisors and agents will not, accept any interview by any media (including but not limited to any social media) in respect of the project or the transactions contemplated hereunder or agree to report the same.

Any confidentiality agreement or agreement relating to information disclosure already signed by each Party before the execution of this Contract shall be still applicable to the confidential information of the Borrower provided by the Borrower or any third party during the negotiation, execution and performance of this Contract. During the tenor of this Contract and until two (2) years or any longer period as may be required by applicable laws and regulations after the termination or expiration of this Agreement, the terms and conditions contained in such confidentiality agreement or agreement relating to information disclosure shall remain valid and effective. In the event of any conflict between such confidentiality agreement or agreement relating to information disclosure and this Contract, the provisions imposing stricter confidentiality obligations on the Lender shall always prevail.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

However, the following disclosures made by the Lender shall be exempted:

1. information already known to the public (other than by reason of the Lender’s breach of this clause);

2. information disclosed in compliance with and to the extent required by competent government or regulatory authority according to laws and regulations, and the relevant disclosure shall be limited to the minimum extent as required by the competent government, regulatory authority and laws and regulations;

3. information disclosed in compliance with the listing rules of the stock exchange where it is listed, and the relevant disclosure shall be limited to the minimum extent as required by the listing rules of the stock exchange where it is listed;

4. information disclosed with the Borrower’s prior written consent.

Clause 10 Event of Default

10.1 Only the following events constitute events of default by the Borrower:

1. Payment Default

The Borrower fails to pay any amount due and payable on the final maturity date in accordance with the provisions of this Contract, and fails to remedy such default within twenty (20) days from the final maturity date.

2. Misappropriation

The Borrower misappropriates any advance within the loan period and fails to remedy, including by using such misappropriated funds for a purpose set forth in this Contract or repayment by Borrower of such misappropriated funds, within twenty (20) days upon occurrence of such misappropriation.

3. Misrepresentation

The representations or statements made in Clause 7 under Part II of this Contract by the Borrower are untrue and cause a Material Adverse Effect, and the Borrower fails to remedy such default within forty-five (45) days from the date on which the Lender issues a written notice to the Borrower.

4. Breach of Other Obligation

The Borrower fails to perform the covenants made in Clause 8 under Part II of this Contract or comply with other obligations hereunder and causes a Material Adverse Effect, and fails to remedy such default within forty-five (45) days from the date on which the Lender issues a written notice to the Borrower.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

5. Bankruptcy Process

The Borrower is insolvent or enters into bankruptcy process and fails to remedy or terminate the bankruptcy process within sixty (60) days upon the occurrence of such events.

6. Enforcement Events

The assets of the Borrower with an aggregate value exceeding the greater of (1) RMB750,000,000 (or its equivalent in another currency) or (2) 20% of the Borrower’s Net Assets are enforced, distressed, seized or frozen based on the final judgment of the court, and such actions are not discharged within sixty (60) days.

7. Cross Default

The Borrower fails to pay any uncontested indebtedness with an aggregate value exceeding the greater of (i) RMB750,000,000 (or its equivalent in another currency) or (ii) 20% of the Borrower’s Net Assets on the maturity date or upon expiry of the grace period, and fails to remedy within one hundred and eighty (180) days from the date on which the Lender issues a written notice.

10.2 Remedies Available to the Lender

1. During the period when any event of default has occurred and is continuing, the Lender may, after giving written notice to the Borrower, exercise one or more of the following rights in any order:

(1) to grant any waiver or approve any remedy of the relevant event of default;

(2) to declare suspension of all or any part of advances requested in any drawdown notice which have not been drawn;

(3) to cancel all or any part of the facility, and the part so cancelled may not be borrowed again; and

(4) to declare all or any outstanding advances together with all accrued interests, fees (if any) and other amounts hereunder immediately due and payable.

2. Undertakings of the Lender

The Lender agrees not to exercise any of its rights hereunder in a way that would conflict with this Contract.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Clause 11 Transfer of Rights and Obligations

11.1 Transfer by the Lender

If the Lender (the “Transferring Lender”) intends to transfer all or any of its rights and/or obligations hereunder to one or more financial institutions (the “Transferee Bank”), it shall give at least ten (10) business days’ prior notice (the “Transfer Notice”) and obtain the prior written consent of the Borrower. However, no prior written consent is required under the following circumstances: (1) the Transferring Lender transfers all or any rights and/or obligations hereunder to its branches or sub-branches; and (2) an event of default has occurred and is continuing.

11.2 Effecting a Transfer

The transfer made by the Lender in accordance with Clause 11.1 (Transfer by the Lender) under Part II of this Contract shall take effect upon the date specified in a duly completed Transfer Certificate in the form and substance set out in Schedule 3 (Form of Transfer Certificate) hereof and executed by the Transferring Lender and the Transferee Bank. The execution of a Transfer Certificate shall not be withheld or delayed by the Lender.

11.3 Binding Effect of a Transfer

Any transfer effected and completed in accordance with this Contract shall be binding on each Party to this Contract.

11.4 Consequences of a Transfer

From the date a transfer takes effect, the Transferee Bank becomes the Lender and to the extent of the transfer subject as specified in the Transfer Certificate:

(1) the Transferring Lender shall no longer enjoy rights and bear liabilities under this Contract in relation to the transfer object; and

(2) the Transferee Bank shall enjoy all the rights and bear all the obligations under this Contract in relation to the transfer object.

11.5 Limitation of Liabilities of the Transferring Lender

The Transferring Lender shall bear no liability to the Transferee Bank for any of the following:

1. the due execution, genuineness, accuracy, completeness, legality, effectiveness or enforceability of this Contract or any other document in connection herewith;

2. the receivability of any payment due under this Contract; and

3. the accuracy and completeness of the representations of facts made by the other Party to this Contract to any person under or in connection with this Contract.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

11.6 Further Limitation of Liabilities of the Transferring Lender

The Transferring Lender is not obliged to:

1. retrieve from any Transferee Bank any right and/or obligation which is already transferred to that Transferee Bank in accordance with provisions of this Contract.

2. indemnify any Transferee Bank against any losses incurred by it as a result of the breach of any obligation by the Borrower under this Contract.

11.7 Change of Lending Office

The Lender may change its lending office by giving the Borrower at least twenty (20) business days’ prior notice.

Clause 12 Effectiveness, Amendment and Termination

12.1 This Contract shall take effect upon affixing company seal or contractual seal by both Parties, and shall terminate when the Borrower has fulfilled all the obligations hereunder.

12.2 Any amendment to this Contract shall be agreed by both Parties and be made in writing. The amendment clause or agreement shall be an integral part of this Contract with equal legal effect. The provisions of this Contract which are not amended shall remain effective. The provisions hereof which are to be amended shall remain effective until the relevant amendment takes effect.

12.3 Amendments to and release of this Contract shall not prejudice each Party’s right to claim compensation for loss. The dispute resolution provision hereof shall survive the termination of this Contract.

Clause 13 Governing Laws and Dispute Resolution

13.1 Governing Law

This Contract is governed by and shall be construed in accordance with the laws of the PRC (for the purpose of this Contract the laws of the PRC shall not include the laws of Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan Region).

13.2 Dispute Resolution

Disputes arising out of or in connection with this Contract shall be submitted to the China International Economic and Trade Arbitration Commission, Shanghai Sub-Commission for arbitration, which shall be conducted in accordance with the arbitration rules in force at the time of the application for arbitration, and the number of arbitrators is three (3). In respect of the dispute between the Lender and the Borrower arising out of or in connection with this Contract, the Lender and the Borrower, each as a party, shall appoint one arbitrator respectively, and the third arbitrator shall be jointly appointed by the Lender and the Borrower or appointed by the Chairman with joint authorisation granted by the Lender and the Borrower. The arbitral award shall be final and binding on both Parties.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Clause 14 Address for Service of Litigation/Arbitration Process

14.1 The Borrower confirms that the address set forth on the first page of this Contract shall be the address for service of the litigation/arbitration process in relation to any dispute hereunder. Such litigation/arbitration process includes without limitation the subpoena, notice of court session, judgment, ruling, mediation agreement and notice of performance within a prescribed time limit.

14.2 The Borrower agrees that the arbitration institution or the court may use the fax and email provided on the first page of this Contract for the service of litigation/arbitration process except for the judgment, ruling and mediation agreement.

14.3 The service provisions above shall apply to each phase of the arbitration or litigation, including the first and second instances, retrial and enforcement. The arbitration institution or the court may directly deliver any instrument by mail to the above address for service of process.

14.4 The Borrower shall ensure that the address, contact person, fax, email and other information set forth herein shall be true and valid. In case of any change to the relevant information, the Borrower shall promptly notify the Lender in writing; otherwise, services to the initial address shall remain effective, and any legal consequences arising therefrom shall be solely borne by the Borrower.

Clause 15 Entire Contract

Part I (General Provisions) and Part II (Specific Provisions) hereof shall together constitute the entire Working Capital Loan Contract. A term used in both Parts shall have the same meanings. The Borrower shall be bound by the two Parts jointly. In the event of any conflict between Part I and Part II, Part II shall always prevail.

Clause 16 Notices

16.1 Methods of Notices

Any notice, demand or other document from one Party to the other hereto pursuant to the provisions of this Contract shall be made in writing and be delivered to that Party at such correspondence address or email address and marked for the attention of the persons (if any) as that Party may designate from time to time in writing. The initial contact address, telephone number, email address and contact persons designated by each Party are specified on the first page of this Contract.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

16.2 Delivery of Notices

Any communication made between the Parties hereto in accordance with the provisions of this Contract shall be deemed as having been received upon satisfaction of the following conditions:

1. if delivered in person, at the time of actual delivery;

2. if transmitted by email, when received in a legible form;

3. if sent by mail, on the fifth (5) business day following the date of posting by registered mail at the correct address.

16.3 Change of Address

The Borrower shall promptly notify the Lender of any change to the correspondence address, telephone number or email address. Any change of the Borrower shall become effective upon notification of the Borrower to the Lender. Upon receipt of such notice, the Lender shall forthwith notify other Parties hereto of any such change.

16.4 Language of Notices

Any notice under or in connection with this Contract shall be prepared and issued in Chinese.

Clause 17 Special Provisions on Value Added Taxes (“VAT”)

17.1 Any interests and fees to be paid by the Borrower to the Lender hereunder shall be tax-included.

17.2 If the Borrower requests the Lender to issue any VAT invoice, it shall firstly register its information with the Lender, including its full name, taxpayer's identification number or social credit code, address, telephone number, deposit bank and account number. The Borrower shall ensure that the relevant information provided to the Lender is true, accurate and complete, and it shall provide relevant supporting documents as requested by the Lender according to the specific requirements published by the Lender through notice in its office or announcement on its website.

17.3 If the Borrower is collecting the VAT invoice on its own, it shall provide a power of attorney affixed with its stamp designating the person collecting the invoice and specifying the identity card number and other information of such person to the Lender, and the designated person shall collect the VAT invoice with his/her original identity card. In case of change of designated person, the Borrower shall reissue the power of attorney affixed with its stamp to the Lender. If the Borrower chooses to collect the VAT invoice by mail, it shall also provide correct and valid mailing details. In case of any change in the mailing details, it shall timely notify the Lender in writing.

17.4 If the Lender fails to issue the VAT invoice in a timely manner due to natural disaster, government act, social disruption and other force majeure events or reasons on the part of tax authorities, the Lender has the right to delay issuance of the invoice within a reasonable period without any liability.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

17.5 If the Borrower fails to receive the corresponding sheet of the VAT invoice or to offset any taxes due to loss of, damage to or overdue declaration of the VAT invoice after such invoice is collected by the Borrower, the Lender is not liable for compensating the relevant financial losses suffered by the Borrower. However, the Lender shall compensate the relevant financial losses suffered by the Borrower if the loss of, damage to or overdue declaration of any invoice is attributable to the Lender.

17.6 If it is necessary to issue red-letter VAT invoices due to reasons such as return of goods sold, suspension of taxable service or error in invoicing, or failure of authentication of both the offsetting sheet and invoice sheet, and if the Borrower is required to submit the Information Sheet for Issuing Red-Letter VAT Invoice to the tax authority according to relevant laws, regulations and policies, the Borrower shall submit the Information Sheet for Issuing Red-Letter VAT Invoice to the tax authority and the Lender will issue a red-letter VAT invoice after the tax authority approves and notifies the Lender.

17.7 During the performance hereof, in case of adjustment of tax rate by the government, the Lender has the right to adjust the price stipulated herein according to such change.

Clause 18 Miscellaneous

18.1 Neither failure to exercise nor delay in exercising on the part of the Lender any right under this Contract shall operate as a waiver, nor shall any single or partial exercise of any right prevents the Lender from any further or otherwise exercise of any other rights.

18.2 If at any time any provision of this Contract is held to be illegal, invalid, or unenforceable in any respect, the legality, validity or enforceability of any other provisions of this Contract shall not be affected or prejudiced.

18.3 The bills and vouchers in respect of the facility hereunder prepared and maintained by the Lender in accordance with its business rules shall constitute the valid evidence of the creditor-debtor relationship between the Borrower and the Lender, and shall be binding on the Borrower.

18.4 During the term of this Contract, if the Lender cannot continue to perform this Contract in part or in whole due to any enactment or amendment of any laws and regulations, state policies or regulatory rules, it shall communicate with the Borrower in a timely manner, cancel the loans undrawn, and take other necessary measures acceptable to both Parties in accordance with relevant provisions.

18.5 In this Contract, (i) any reference to this Contract shall include the amendment or supplement hereto; (ii) the headings are only for the convenience of reference and shall not constitute any construction of this Contract or limitation of the contents thereunder or scope thereof howsoever.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

18.6 This Contract is made and executed in Chinese; this English version is prepared for reference only; if there is any discrepancy, the Chinese version controls.

The Parties acknowledge that sufficient consultations have been carried out on all the provisions of this Contract by the Borrower and the Lender. The Lender has drawn the Borrower’s special attention to all the provisions in relation to each Party’s rights and obligations, requested the Borrower to fully and accurately understand such provisions, and made clarifications and explanations in respect of relevant provisions at the Borrower’s request. The Borrower has carefully read and fully understood all the provisions hereunder, including those in Part I (General Provisions) and Part II (Specific Provisions). Each Party’s understanding of each provision hereunder is completely consistent with that of the other, and has no objection against the contents hereof.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Lender (Seal): Industrial and Commercial Bank of China, China (Shanghai) Pilot Free Trade Zone Lingang Special Area Branch

Date: May 7, 2020

Borrower (Seal): Tesla (Shanghai) Co., Ltd.

Date: May 7, 2020

I, as the legal representative/authorized representative of the Borrower, hereby acknowledge that the Borrower has made the borrowing from the Lender in accordance with the provisions hereof and fully completed all the procedures necessary for the borrowing, and the seal affixed on this Contract is genuine and valid.

Legal Representative/Authorized Representative of the Borrower (Signature): /s/ XiaoTong Zhu(Seal)

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Schedules Listed Below Omitted Pursuant to Regulation S-K Item 601(a)(5)

Schedule 1: Form of Drawdown Notice

Schedule 3: Form of Transfer Agreement

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

SCHEDULE 2

Ref. No.: [***]

Entrusted Payment Agreement

Principal (Party A): Tesla (Shanghai) Co., Ltd.

Address:   No.5000 Jiangshan Road, China (Shanghai) Pilot Free Trade Zone Lingang Special Area

Legal Representative:  Xiaotong Zhu

Agent (Party B): Industrial and Commercial Bank of China, China (Shanghai) Pilot Free Trade Zone Lingang Special Area Branch

Address:   No.555 South Xinyuan Road, Pudong New Area, Shanghai

Person-in-charge:   Zhan Sheng

Whereas:

(1) Party A and Party B have entered into the Working Capital Loan Contract (contract no.: [***], “Finance Contract”), by which Party B extends a facility to Party A.

(2) In accordance with the relevant regulatory rules and Party B’s management requirements, entrusted payment shall be applicable if the payment amount meets certain conditions or Party A agrees to adopt payment by Party B upon entrustment. Entrusted payment refers to the Lender paying out an advance to the accounts of the Borrower’s counterparty for the relevant loan purpose in accordance with the Borrower’s drawdown notice and entrustment of payment.

In order to specify the entrusted payment of financing amounts, Party A and Party B enter into this Agreement upon equal negotiations.

Clause 1 Condition for Entrusted Payment

If any single payment amount under the Finance Contract by Party A exceeds RMB 10,000,000, entrusted payment shall be applicable.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Clause 2 Authorization and Entrustment

In respect of an advance that meets the conditions for entrusted payment herein, Party A authorizes and entrusts Party B to pay out such advance to the designated loan account of Party A, and transfer the relevant advance to the accounts of the Borrower’s counterparty for the loan purpose as agreed under the Finance Contract. Party A shall provide Party B with payment voucher and other relevant materials upon Party B’s request.

The loans under the Finance Contract shall be applied to finance:

1. costs and expenses during the production process, including the purchase of raw materials related to the production of vehicles and parts;

2. operating expenses for the production process, including but not limited to the daily operation, wages, taxes, service fees and consulting fees;

3. repayment of any intercompany loan (which has already been used) between affiliated companies (including but not limited to the amount borrowed or to be borrowed by Party A from its affiliated company), provided that such intercompany loan shall be used for the above purposes and the interest rate of such intercompany loan shall be in compliance with PRC laws; and

4. repayment of any outstanding amount under any trade finance facility.

Clause 3 Entrusted Payment

(1) In the event of entrusted payment, Party A shall open or designate a special account with Party B for the use of entrusted payment.

(2) In the event of entrusted payment, Party A shall provide Party B with the information about its loan account and the accounts of its counterparties, and relevant supporting materials evidencing the loan purpose when each advance is made. Party A shall undertake that all materials provided to Party B are true, complete and valid.

(3) In the event of entrusted payment, Party B will only conduct a formality examination of, among others, the information about Party A’s counterparties and the supporting documents evidencing the loan purpose provided by Party A. If the materials provided by Party A are not true, accurate or complete, Party B shall inform Party A of all the materials to be supplemented within one (1) business day after receipt of the above materials.

(4) If Party B finds any inconsistency or other defects in the supporting documents evidencing the loan purpose and other relevant materials provided by Party A upon examination, Party B has the right to request Party A to supplement, replace, explain or resubmit the relevant materials. Party B has the right to reject relevant advance and payment until Party A submits the materials to the satisfaction of Party B; provided that Party B shall not unreasonably refuse or delay to confirm the satisfaction of such materials.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

(5) Depending on the loan purposes of Party A, if necessary, Party B may reasonably request Party A, independent intermediaries and other relevant parties to provide a joint verification form and other relevant supporting documents, and then by relying on such materials, Party B will make the advance and payment. Party B shall inform Party A of such request as early as possible so that Party A has sufficient time to prepare for such matters.

(6) If Party B, upon examination, thinks that the materials provided by Party A conform to the loan purposes as agreed herein and that the drawdown meets the conditions precedent under the Finance Contract, Party B shall firstly transfer the advance to Party A's loan account and then, according to the needs and the relevant business vouchers provided by Party A, transfer the relevant advance to the accounts of Party A’s counterparties.

Clause 4 Account Freezing or Suspension

If Party B is unable to timely pay any amount as entrusted by Party A due to the freezing or attachment of Party A’s loan account or the accounts of Party A’s counterparties by any competent authority, Party B shall assume no liability and Party A’s repayment obligations already incurred under the Finance Contract shall not be affected.

Clause 5 Supervision and Inspection of Independent Payment

In the event of independent payment by Party A of the advances under the Finance Contract, Party A undertakes to accept and actively cooperate with the reasonable inspection and supervision by Party B of the utilization of the loans, including the purpose thereof, by means of account analysis, inspection of certificates, on-site investigation and otherwise, and to regularly report the utilization of the loans as required by the Finance Contract.

Clause 6 Force Majeure and Accident

Party B shall not be liable for its failure to timely make advances and payments due to war, natural disaster or other force majeure events that are unforeseeable, unavoidable and insurmountable, or due to failure of Party B’s system or communication or other accidents, provided that Party B shall immediately give a notice to and communicate with Party A about loss reduction. Party B shall compensate for any loss suffered by Party A due to Party B’s delay in notification.

Clause 7 Effectiveness and Termination

This Agreement shall take effect upon affixing company seal or contractual seal by both Parties, and shall terminate when Party A has drawn all loans under the Finance Contract (including the cancellation by Party B of all undrawn amounts under the Finance Contract in accordance with provisions thereof) and Party B has completed the entrusted payment.

Clause 8 Miscellaneous

This Agreement shall be a schedule to and have the same legal effect as the Finance Contract. For any matter not covered herein, the Finance Contract shall apply.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicated where omissions have been made.

Party A:	Tesla (Shanghai) Co., Ltd.
(Seal)
/s/ Xiaotong Zhu (Seal)
Date:	May 7, 2020

Party B:	Industrial and Commercial Bank of China,
China (Shanghai) Pilot Free Trade Zone Lingang Special Area Branch
(Seal)
/s/ Jing Ouyang (Seal)